Exhibit 99.1

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[GRAPHIC]

Sea Containers

16 August 2006

This presentation should be read in conjunction with the Press Release dated 11 August 2006

Overview

•                  SCL has prepared a business plan and has determined that its current capital structure is unsustainable

•                  SCL is in default under the majority of its secured credit facilities and senior notes but no lender has taken any enforcement action

•                  The sale of Silja was a critical step in the restructuring. The transaction resulted in a significant pay-down of debt, and enables management to focus on the container leasing business and GNER

•                  The recently completed arbitration between the JV partners of GESeaCo will enable a more constructive relationship going forward

•                  Existing free cash, together with additional liquidity raised from asset sales and a refinancing of container debt, should provide sufficient liquidity to complete the restructuring

•                  SCL believes there is significant value in its remaining assets, including its 50% shareholding of GESeaCo and its owned container business

•                  SCL is currently assessing its options with respect to a restructuring of its unsecured obligations and plans to submit proposals to the advisors of the pension trustees shortly and to a restricted committee of noteholders once formed

•                  SCL expects any restructuring will enable existing shareholders to provide further capital to the Company

Sea Containers

Restructuring Priorities

•                  Orderly sale of businesses

•                  Ferry businesses

•                  Container manufacturing and depot operations

•                  Property, publishing and plantations

•                  Improve value of GNER through enhanced profitability

•                  Work with GE Capital to improve GESeaCo profitability and value

•                  Reduce central costs

•                  Implement a capital restructuring that respects the relative priority of claims of creditors and shareholders

•                  Maximise equity value

Business Plan

Operating Cashflow potential (excluding asset sales)

Division
Silja	Sold
Ferries	Cash flow contributes to service of secured debt
Containers	Cash flow used to fund service of secured debt
Rail	No dividend anticipated in medium term; contingent funding risk
GESeaCo	Dependent on dividends declared by JV
Other businesses	Not cash generative; contingent funding risk
Corporate	Negative
Interest	Negative

CURRENT CAPITAL STRUCTURE UNSUSTAINABLE

Current liquidity

Estimated Cash Balances as of 7/31/2006

•                  Restricted cash balances:

•                  Rail - collateralisation of season ticket bond

•                  Container – restricted cash in securitisation SPV

•                  Ferry – partial collateralisation of fast ferry loan

•                  Trapped cash balances

•                  Rail - operating cash balance which cannot be remitted to SCL due to financial covenants and local working capital requirements

•                  Ferry – operating cash supporting operation of Helsinki- Tallinn route

•                  Other - local subsidiary operational cash balances. Also includes $3.7m held to cover repairs and maintenance of Sea Containers House

($ in millions)

	Available	Restricted(1)	Trapped(2)	Total
Central	79.9	—	—	79.9
Rail	—	10.5	24.3	34.8
Container	—	4.5	—	4.5
Ferry	—	6.7	3.5	10.2
Other	—	—	14.3	14.3
Total	79.9	21.7	42.1	143.7

1) Restricted based on US GAAP.

2) Trapped due to operating requirement or financial covenant

•                  SCL had $80 million of free cash at July 31, 2006

•                  Management is taking actions to reduce cash requirements of operations

•                  Reducing corporate cost

•                  minimising divisional dependence on SCL

•                  reducing debt

•                  Existing free cash, together with additional liquidity raised from asset sales and a refinancing of container debt, should provide sufficient liquidity to complete the restructuring

Ferry Business

•                  As announced in March 2006, SCL has decided to exit the majority of the Ferry Business

•                  SCL completed the sale of Silja to AS Tallink Group on July 19, 2006. The sale generated over $60 million of free cash after repayment of $503m of secured debt

•                  3 other vessels were sold for $48m, all of which was used to repay secured debt; there are 10 vessels remaining

•                  SCL is continuing its controlled program to sell its remaining vessels

•                  The SeaStreak business, which operates in New York City, is being actively marketed

•                  SCL estimates that its remaining vessels have a value of $127 - $137 million (current related secured debt $68m), although realised sale values may differ from these estimates

Rail Business

The new franchise agreement

•                  GNER’s new 7 year franchise began on May 1, 2005 and is extendable for an additional 3 years

•                  GNER’s bid:

•                  Guaranteed a $3.5 billion cumulative ($2.3 billion in present value) franchise payment stream to the DfT over the franchise period

•                  Promised substantial amount of capex (approximately $225 million) over the life of the franchise

•                  Projected a net pre-tax profit margin of 3.75%

•                  The franchise contains a revenue adjustment mechanism. After first four years:

•                  If revenues fall to less than 94% of target, the deficit is shared 20% to GNER and 80% to the Government

•                  If revenues are between 94% and 98%, the deficit is shared 50/50

•                  If revenues exceed target, GNER keeps 100% of the excess up to 102%, 60% from 102% and 40% over 106%

•                  GNER’s costs are largely fixed or outside GNER’s control:

•                  Franchise payments

•                  Track access payments to Network Rail

•                  Rolling stock leasing payments

•                  Performance regime payments to Network Rail

•                  Operational/staff costs

•                  Controllable but subject to commitments made under the franchise agreement

•                  SCL provides financial support to GNER:

•                  Guarantees a performance bond provided by a bank to the Department for Transport. The amount of the performance bond is currently $27.5m (£15.2m) increasing to $51.7m (£28.7m) in May 2007

•                  Guarantees an $18m (£10m) overdraft, currently undrawn

•                  Provides a $54m (£30m) standby credit facility, currently undrawn

GNER is unlikely to achieve its bid projections

•                  GNER has underperformed its bid projections during the first 14 months and management expects that it is likely to continue to do so

•                  Passenger revenue for first 14 months was $60m below plan (6.0%):

•                  Y-o-Y revenue growth was 3.3% compared with 9.9% planned

•                  Just more than half attributable to July 2005 London bombings, which affected GNER more than other UK rail operators

•                  For the first six periods of 2006, revenues of $389m were $34m behind plan (8.0%)

•                  GNER’s costs are also anticipated to be higher than planned:

•                  Network Rail performance is better than expected, leading to lower offset against track access payments

•                  Electricity prices are anticipated to be higher than planned and further increases are expected

•                  GNER is implementing various measures to improve revenue and reduce costs but profitability of the franchise is expected to be significantly lower than original estimates

•                  GNER does not presently expect to make any dividend payments in the short to medium term

Owned Container Business

Business Description

•                  SCL conducts its container leasing business principally through GESeaCo, a 50-50 JV with GE Capital

•                  GESeaCo manages its own containers as well as those belonging to SCL (other than the approximately 19,000 TEU non-JV fleet managed by SCL) and GE Capital

•                  Information regarding GESeaCo is governed by confidentiality restrictions, hence disclosure is limited

•                  SCL also manufactures, stores and repairs containers but intends to sell this non-core business

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Leasing Overview

•                  SCL owned-container leasing revenue is derived from three separate container fleets:

•                  Pooled fleet (managed by GESeaCo)

•                  These containers are “leased” by SCL and GE Capital to GESeaCo, which in turn re-leases them on the open market

•                  Revenues and costs are pooled in a 70/30 ratio for GE Capital/SCL (reflecting the approximate relative EBITDA earnings of the fleet when GESeaCo was formed)

•                  SCL Containers more than 14 years old are removed from the Pooled fleet and thereafter are managed by GESeaCo for SCL or are sold at SCL’s request

•                  SCL Managed fleet (managed by GESeaCo)

•                  Contains principally ex-Pooled fleet containers

•                  SCL pays a commission to GESeaCo to manage these containers

•                  SCL’s policy is to continue to make these containers available for lease until the end of their useful life (i.e. disposal)

•                  Non-JV fleet (managed by SCL)

•                  SCL operates a separate marine container leasing operation for customers in countries where GESeaCo is prevented from operating due to US trade restrictions (primarily Iran/Cuba)

•                  SCL is considering a disposal of this fleet

•                  SCL accounts for its 50% interest in GESeaCo using the equity method

•                  The Board of Managers of GE SeaCo determines dividends payable to SCL; the Board comprises five representatives from GE Capital and four from SCL

Corporate

Breakdown of corporate cash payments

•                  Recharges include amounts paid by GE SeaCo in respect of services provided by SCL

•                  Following the termination of the GE SeaCo Services Agreement, announced in May, these recharges will decline over the coming year. Management is taking action to reduce associated costs

•                  Re-organisation costs include $7.5m of professional fees and $1.4m of redundancy costs

•                  Interest expense principally comprises public note interest

Corporate cash payments – H1 2006

($ in millions)

Costs
Payroll	(16)
London office& IT	(10)
Audit & Insurance	(5)
Legal & Professional	(4)
Overseas offices	(3)
Re-organisation	(9)
		(47)

Recharges to subsidiaries and affiliates		25

Interest
Expense	(19)
Income	3
		(16)

Total Corporate Expense		(38)

SCL Group Defined Benefit Pension Schemes

•                  At December 31,2005, there were 7 material pension schemes operated by SCL group companies

•                  Deficit, on a FAS 87 basis, was an estimated $110 million at December 31, 2005

•                  SCL has since sold Silja and placed Hoverspeed into insolvent liquidation (deficit of remaining schemes at 31 December 2005 was $88m)

•                  SCL is considering a range of alternatives to restructure its unsecured financial obligations, including pension obligations

•                  If plans were terminated, total claims could be materially higher than the estimated December 31, 2005 FAS87 assessment

•                  SCL stands behind the obligations of the principal employers of the remaining schemes

•                  In addition, GNER employees participate in the UK rail industry’s pension plan

•                  GNER is responsible for making pension contributions during the period of the franchise

Summary

•                  The conglomerate is overly complex, costly and cash negative

•                  The capital structure is unsustainable

•                  A formal restructuring is necessary to optimise value

•                  A proposal to key creditors will be issued in the next few weeks

Disclaimer

•                  This presentation to investors follows the company’s news release dated August 11, 2006 about its financial condition and GNER, and should be read in conjunction with it. Please see that news release for further information. It is available on the company’s website (www.seacontainers.com) and has been filed by the company with the US Securities and Exchange Commission on a Form 8-K on August 11, 2006.

•                  This presentation contains, in addition to historical information, forward-looking statements that involve risks and uncertainties.  These include statements regarding the proposed sale of ferry businesses and assets, proposed refinancing of containers, compliance with public note indentures, financial restructuring, bank waivers, amendments and forbearance agreements, sustainable cash flow, assessment of pension liabilities, implementation of the company’s business plan and the strategic and financial alternatives, negotiations with the UK Department for Transport, and similar matters that are not historical facts. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements.  Factors that may cause a difference include, but are not limited to, those mentioned in the presentation, unknown effects on the transport markets in which the company operates of terrorist activity and any police or military response, varying customer demand and competitive considerations, inability to sustain price increases or to reduce costs, fluctuations in interest rates and currency values, variable fuel and electricity prices, uncertainty of negotiating and completing proposed sale, chartering or disposal transactions on acceptable terms, realization of asset sales proceeds less than related mortgage debt, inadequate sources of capital and unacceptability of proposed finance terms and inability to reduce debt, inability to agree necessary waivers, amendments or forbearance agreements relating to bank lending covenants resulting in bank loan agreement defaults, inability to comply with public note covenants resulting in public note indenture defaults, possible rating agency downgrades of the company and its debt securities, global, regional and industry economic conditions, shifting patterns and levels of regional passenger travel, seasonality and adverse weather conditions, possible lay-up of ships that cannot be sold, chartered out or redeployed and incurrence of lay-up costs, potential incurrence of disposal losses, restructuring charges and asset impairments greater than currently estimated, changes to or termination of pension plans resulting in acceleration of material unfunded pension liabilities, and legislative, regulatory and political developments.  Further information regarding these and other factors is included in the filings by the company with the US Securities and Exchange Commission.